UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 7, 2006

                           WINMAX TRADING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


          FLORIDA                    0-29751                     65-0702554
----------------------------       -----------               -------------------
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)            File Number)              Identification No.)

                           48 Wall Street, 11th Floor
                            New York, New York 10005
                     (Address of principal executive office)

         Registrant's telephone number, including area code 877-693-3130


Item 8.01  Other Events

      On or about March 7, 2006, Gerald E. Sklar, Winmax Trading Group, Inc.'s (hereafter referred to as "our" or "we) President/Chief Executive Officer submitted to the Securities and Exchange Commission, a Form 144, Notice of Proposed Sale of Securities. The Form 144 correctly reported that Mr. Sklar would be offering for sale 271,634 shares of our common stock that he held. Instead of reporting this data, as accurately reflected in the Form 144 submitted by Mr. Sklar, certain financial reporting websites erroneously reported that the Form 144 reflected that Mr. Sklar would be offering an aggregate of 6,511,634 shares of common stock in the following increments: (a) 111,634 shares; (b) 3,200,000 shares; and (c) an additional 3,200,000 shares. Accordingly, these entities incorrectly reported 6,511,634 shares of common stock as the amount offered for sale by Mr. Sklar, instead of 271,634, representing the correct amount of shares, which were actually being offered by Mr. Sklar. Ultimately, Mr. Sklar only sold 10,000 shares of the 271,634 shares actually reported on the Form 144 that were offered for sale by him. We became aware of the improper reports of the shares listed (a) - (c) above as a result of shareholder calls to our offices.

      On the date of the filing of the Form 144 by Mr. Sklar, March 7, 2006, and as of the date of this filing, we had 34,636,662 and 35,796,662 shares of our common stock outstanding, respectively. The amount of common shares actually offered by Mr. Sklar, 271,634, reflects less than one (1) percent of our outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2006

WINMAX TRADING GROUP, INC.
--------------------------
(Registrant)


                                /s/ GERALD SKLAR
                                ---------------------------
                                Gerald Sklar
                                President and CEO